UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

10895 Excelsior Blvd., Ste. 203
Hopkins, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.02  Unregistered Sale of Equity Securities

      On June 24, 2011, Viper Powersports Inc. (the “Company”) completed a private placement in the amount of $1,000,000 of its Series A Convertible Preferred Stock at $.75 per share.  Six months after June 24, 2011, each such preferred share becomes eligible for conversion into  common stock of the Company at either $.75 per common share or at that price representing a 30% discount from the public trading price of such common shares averaged over a five-day period, whichever is lower.  This private placement was a non-public offering purchased by 21 accredited investors not involving any general solicitation, and was made in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.
Dated: June 24, 2011

By:  /s/ Jerome L. Posey

Jerome L. Posey,
Chief Financial Officer